UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On April 23, 2010, Guaranty Federal Bancshares, Inc. (the “Company”) issued a press release announcing the appointment of Mark McFatridge as Executive Vice President and Chief Operating Officer (“COO”) of the Company effective April 22, 2010.  Mr. McFatridge will be responsible for the strategic oversight, development, and direction of the administrative functions.  Executive Vice President Carter Peters, who has filled dual roles as both Chief Financial Officer and Chief Operating Officer, remains Chief Financial Officer of the Company.

Mr. McFatridge, age 42, has over 16 years of banking experience and was most recently President and COO at OakStar Bank.  Prior to 2008, he was with Regions Financial Corporation for six years serving in the positions of Market President for the Community Banks of Missouri and Western Kentucky and Chief Administrative Officer and Chief Financial Officer, Midwest Banking Region.

(e)            The Bank has agreed to pay Mr. McFatridge an annual salary of $168,500, which will be reviewed annually, and may be increased, by the Bank.  There is no written employment agreement between the parties.

The compensation committee of the Board of Directors (the "Compensation Committee") of the Company has approved a short term bonus plan for 2010 with respect to Mr. McFatridge.  Pursuant to this plan, a maximum amount of $30,000 may be paid to Mr. McFatridge, with the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%).  For any amount to be paid under this plan, the threshold level of performance must be achieved.  The five performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (20%); (ii) net interest margin (20%); (iii) overhead ratio (20%); (iv) pre-tax net income (20%); and (v) non-core funding dependence (20%).  Certain criteria, however, must be satisfied before an award is paid under this plan.  The foregoing description is qualified in its entirety by the written description of the 2010 Executive Incentive Compensation Annual Plan – Chief Operating Officer, a copy of which is attached hereto as Exhibit 10.4.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.4	Written Description of 2010 Executive Incentive Compensation Annual Plan – Chief Operating Officer (furnished with respect to Item 5.02 (e)).

99.1	Press release dated April 23, 2010 (furnished with respect to Item 5.02(c)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:
/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: April 23, 2010